SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 5, 2010

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 3 – Securities and Trading Markets

Item 3.03 - Material Modification to Rights of Security Holders.

We are extending the expiration date of our common share purchase warrants that expire on October 31, 2010.  Because October 31 is a Sunday, we are extending the warrant expiration date and time until 5:00 p.m. New York time on Monday, November 1, 2010.  Trading of the warrants on the NYSE Amex will continue through October 29, 2010.

We will also permit exercises of the warrants to be accepted by the warrant agent through a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of a properly completed and executed warrant certificate.  Warrant holders who choose to exercise their warrants through a notice of guaranteed delivery must pay the exercise price of their warrants and deliver the notice of guaranteed delivery to the warrant agent by facsimile telecopy or otherwise not later than 5:00 p.m. New York time on Monday, November 1, 2010.  The warrant agent will not honor a notice of guaranteed delivery unless the warrant agent receives payment of the exercise price of the warrants and the notice of guaranteed delivery by 5:00 p.m. New York time on the warrant expiration date, and the warrant agent receives a properly completed and executed warrant certificate by the close of business (5:00 p.m. New York time) on the third business day after the warrant expiration date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: October 12, 2010	By /s/ Robert W. Peabody
Senior Vice President, Chief Operating Officer, and Chief Financial Officer

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